                                                                   EXHIBIT 10.10


                             CONSULTANT AGREEMENT
                             --------------------


          THIS CONSULTANT AGREEMENT (the "Agreement") is made and entered into as of this 1st day of June, 1999 (the "Effective Date"), by and between A. Sidney Alpert ("Consultant") and Luminex Corporation (the "Company"). In consideration of the covenants, representations and agreements set forth below, the Company and Consultant hereby agree as follows:

     1.   Retention as Consultant.  The Company hereby retains Consultant, and
          -----------------------
Consultant hereby agrees to render services to the Company, upon the terms and conditions contained in this Agreement.

     2.   Term of the Agreement. The initial term of this Agreement (the "Term")
          ---------------------
shall commence upon the Effective Date and shall terminate one (1) year thereafter (the "Termination Date"), unless sooner terminated as provided herein; provided, however, that if, prior to the Termination Date, the Company
        --------  -------
and Consultant mutually agree to renew the Agreement, it shall continue for an additional one (1) year term (the "Additional Term").

     3.   Services to be Provided by Consultant.
          -------------------------------------

          3.1  Scope, Responsibilities and Duties.  Consultant agrees to provide
               ----------------------------------
consulting services to the Company, generally in the fields of intellectual property, contract negotiations, and general business strategy, approximately one working day in each working week, so that the Company may have the benefit of the experience and knowledge possessed by Consultant (the "Services"). Consultant will determine the method, details, and means of performing the Services in conjunction with the Company. It shall be the duty of Consultant in rendering the Services to make such periodic reports to the Company as the officers or directors of the Company may, from time to time, reasonably request.

          3.2. Non-exclusivity.  Subject to the provisions of Section 7 below,
               ---------------
Consultant by reason of the obligations ascribed to him hereunder, shall not be required to devote more than the time set forth in Section 3.1 to the affairs of the Company, and Consultant may accept other employment and perform services for others.

     4.   Compensation.  As sole compensation for the Services to be provided by
          ------------
Consultant to the Company, the Company shall pay to Consultant, and Consultant agrees to accept, the sum of Five Thousand Eight Hundred Thirty-Three Dollars ($5,833.00) per month. Consultant shall not be entitled to any other compensation for the Services to be provided hereunder, except as provided herein. The Company shall not be responsible for withholding from the compensation payable to Consultant any amounts for federal, state or local income taxes, social security or state disability or unemployment insurance.

     5.   Expenses.  Upon receipt of itemized vouchers, expense account reports
          --------
and supporting documents submitted to the Company in accordance with the Company's procedures, then in effect, the Company shall reimburse Consultant for all reasonable and necessary business expenses incurred ordinarily and necessarily by Consultant in connection with the performance of Consultant's duties hereunder.

     6.   Termination.  Termination pursuant to this Section shall become
          -----------
effective immediately upon receipt by Consultant of written notice from the Company of such termination.

          6.1  Termination for Cause.  The Company may terminate this Agreement
               ---------------------
for cause at any time during the Term or any Additional Term without further obligation or liability to Consultant. For purposes of this subsection, "cause" shall mean (a) a willful breach by Consultant of any material provision of this Agreement; or (b) if Consultant is convicted of a felony.

          6.2  Termination by Incapacity or Disability of Consultant.  If,
               -----------------------------------------------------
during the Term or any Additional Term, Consultant shall become unable to fully perform the Services in accordance with the terms of this Agreement due to incapacity, ill health or disability for a consecutive period of four weeks, the Company may, at its option, terminate this Agreement.

          6.3  Death of Consultant.  Upon the death of Consultant, this
               -------------------
Agreement shall terminate without further obligation or liability on the part of the Company to Consultant's estate.

     7.   Covenant Not to Compete, Confidentiality and Trade Secrets.
          ----------------------------------------------------------

          7.1  Covenant Not to Compete.  Consultant shall not, during the Term
               -----------------------
or any Additional Term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement, or any extension thereof, for any reason, either directly or indirectly: (a) call on, solicit, or take away any of the Company's customers or potential customers about whom Consultant became aware as a result of Consultant's services to the Company, either for Consultant or for any other person or entity; or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or contractors either for Consultant or for any other person or entity. Consultant further agrees that, during the Term or any Additional Term of this Agreement, he shall not, at any time, directly or indirectly, whether or not for compensation, engage in or have any interest in any person, firm, corporation or business (whether as an employee, shareholder, proprietor, officer, manager, director, agent, security holder, trustee, consultant, partner, creditor lending credit or money for the purpose of establishing or operating any such business or otherwise) which engages in flow cytometry based assays or testing technology or which directly competes with the business of the Company; provided however,
                                                             -------- -------
that Consultant may own securities of another entity, so long as such ownership of securities does not constitute more than five percent (5%) of the outstanding securities of such company.

          7.2  Confidentiality.  Consultant acknowledges and agrees that during
               ---------------
the Term or any Additional Term of this Agreement, he will become privy to important proprietary, confidential business information and trade secrets that are the exclusive property of the Company. This information includes, without limitation, business plans, marketing concepts, designs, proposals, product information, financial information, technology and costs, pricing information, customer lists, and key accounts, including their credit information and product wants and needs (the "Confidential Information"). This Confidential Information derives independent economic value, both actual and potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure and use. As the Company has always held the Confidential Information as proprietary, confidential trade secret information and has taken steps to insure that the Confidential Information is not disclosed outside of Luminex, the Confidential Information constitutes "trade secrets" under the Uniform Trade Secrets Act. In light of the foregoing, Consultant therefore agrees that: (1) he will not at any time, now or in the future, share, disseminate, disclose, discuss or use the Confidential Information in any way; and (2) upon termination of this Agreement, Consultant will return to the Company all property, writings and/or documents in his possession or custody belonging to or relating to the affairs of the Company or any of its subsidiaries or affiliates, or comprising or relating to the Confidential Information.

     8.   Ownership of Intellectual Property.
          ----------------------------------

          8.1 Consultant hereby acknowledges and agrees that any and all copyrightable works authored by Consultant in connection with the performance of the Services, alone or with others, during the Term or any Additional Term of this Agreement, shall be deemed to have been specially ordered or commissioned for use as either a contribution to a collective work, as a translation, as a supplementary work, as a compilation, or as an instructional text and, as such, shall be deemed to be "works for hire" under the United States copyright laws from the inception of creation or such works. In the event that any such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Consultant to the Company of all right, title and interest in and to such works, including without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Consultant outside of the Company's facilities or other than during Consultant's working hours with the Company, shall not diminish Company's rights with respect to such works which otherwise fall within this subsection. Consultant agrees to execute and deliver to Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this subsection.

     9.   Relationship of the Parties.
          ---------------------------

          9.1 Consultant enters into this Agreement as, and shall continue to be, an independent contractor. The parties agree that no employment relationship, partnership, joint venture or other association shall be deemed created by this Agreement. Under no circumstances shall Consultant look to the Company as his employer, or as a partner, agent, or principal. Consultant shall not be entitled to any benefits accorded to the Company's employees including, without limitation, workers' compensation, disability insurance, vacation or sick pay.

          9.2 Consultant shall have the entire responsibility to discharge any and all obligations under federal, state or local laws, regulations or orders now or hereafter in effect, relating to taxes, unemployment compensation or insurance, social security, workers' compensation, disability pensions and tax withholdings (the "Tax Obligations"). Consultant hereby agrees to indemnify and hold the Company harmless for any and all claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of Consultant's failure to properly discharge the Tax Obligations.

     10.  Stock Options.  Concurrently with the execution of this Agreement,
          -------------
Consultant and the Company are executing and delivering the Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A and incorporated herein by this reference, which grants to Consultant the option to purchase twenty-five thousand (25,000) shares of the Common Stock of the Company at an exercise price of $8.00 per share over a period of three(3) years, upon the terms and conditions set forth in the Option Agreement which shall be issued to and governed in accordance with the Luminex Corporation Stock Option Plan (the "Plan").

     11.  Arbitration.
          -----------

          11.1 Any dispute regarding any aspect of this Agreement or any act which would violate any provision in this Agreement (hereafter referred to as "arbitrable dispute") shall be resolved by an experienced arbitrator licensed to practice law in the State of Texas and selected in accordance with the rules of the American Arbitration Association, as the exclusive remedy for such dispute. Judgment on any award rendered by such arbitrator may be entered in any court having proper jurisdiction.

          11.2 Should Consultant or the Company institute any legal action or administrative proceeding regarding any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

     12.  Severability and Governing Law.
          ------------------------------

          12.1 Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          12.2 This Agreement is made and entered into in the State of Texas and shall in all respects be interpreted, enforced and governed under the laws of Texas.

     13.  Proper Construction.
          -------------------

          13.1 The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

          13.2 As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

          13.3 The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     14.  Entire Agreement.  This Agreement is the entire agreement between
          ----------------
Consultant and the Company and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

     15.  Notices.  All notices, requests, demands and other communications
          -------
called for or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, on the date of transmission if sent by facsimile, on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed as follows:

          If to the Company:    Luminex Corporation
                                12212 Technology Drive
                                Austin, TX  78727-6115
                                Attention:  John Dapper

          If to Consultant:     A. Sidney Alpert
                                26078 Bates Place
                                Stevenson Ranch, CA  91381

     16.  Amendments. This Agreement may not be amended, supplemented,
          ----------
canceled, or discharged except by written instrument executed by the parties hereto.

     17.  Waivers. All waivers hereunder shall be in writing. No waiver by any
          -------
party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the day and year first written above.



                                        LUMINEX CORPORATION


/s/ A. Sidney Alpert                    By: /s/ Mark B. Chandler
-----------------------------              ----------------------------
A. Sidney Alpert                           Mark B. Chandler
                                           President & CEO